Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2025, with respect to the statutory financial statements of Nassau Life Insurance Company, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 29, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 15, 2025, with respect to the financial statements of the subaccounts listed in the Appendix to our report that comprise First Investors Life Level Premium Variable Life Insurance Separate Account B, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 29, 2025